Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President—Investor Relations
Atlas Energy, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE THIRD QUARTER 2013

•	Atlas Energy (ATLS) increases its quarterly distribution to $0.46 for the third quarter 2013, a 4.5% increase from the second quarter 2013, and 70% higher than the prior year third quarter

•	On November 6, 2013, Arc Logistics Partners, LP (ARCX) began trading publicly on the NYSE, and is a master limited partnership in which ATLS has a 16% interest in ARCX’s general partner

Philadelphia, PA – November 7, 2013—Atlas Energy, L.P. (NYSE: ATLS) (“Atlas Energy” or “ATLS”) today reported operating and financial results for the third quarter 2013.

Edward E. Cohen, Chief Executive Officer of Atlas Energy, stated, “We continue our commitment to providing leading returns to our unitholders, as we have realized the highest total return in the MLP industry over the past several years. This has been possible due to the extraordinary growth of our subsidiaries, Atlas Resource and Atlas Pipeline, who have both substantially grown organically and have completed a combined $3.0 billion in accretive acquisitions over the past 18 months.”

ATLS declared a cash distribution of $0.46 per limited partner unit for the third quarter 2013, which represents a $0.02 per unit, or 4.5%, increase over the second quarter 2013, and a 70% increase over the prior year third quarter. The third quarter 2013 ATLS distribution will be paid on November 19, 2013 to holders of record as of November 6, 2013.

* * *

Distributions from Subsidiaries

•	On October 24, 2013, Atlas Resource Partners, L.P. (NYSE: ARP), Atlas Energy’s E&P subsidiary, increased its quarterly cash distribution to $0.56 per unit for the third quarter 2013, a 4% increase from ARP’s second quarter 2013 distribution, and a 30% increase over the prior year third quarter distribution. ATLS will receive approximately $16.3 million of cash distributions based upon ARP’s third quarter 2013 distribution.

•	On October 23, 2013, Atlas Pipeline Partners, L.P. (NYSE: APL), Atlas Energy’s midstream subsidiary, declared a distribution for the third quarter 2013 of $0.62 per unit, a 9% increase from APL’s prior year quarter. ATLS will receive approximately $9.6 million of cash distributions based upon APL’s third quarter 2013 distribution.

Recent Events

Atlas Pipeline Mid Continent Expansion Projects

APL recently announced several new expansion projects to its existing natural gas gathering and processing systems in the Mid Continent. APL has approved to extend the WestTX gathering system’s footprint further into Martin County, Texas through a series of growth projects which will service the anticipated needs of their producer customers. APL will lay a high pressure gathering line into Martin County as well as add compression to increase utilization of WestTX’s existing assets, including the recently announced Edward plant. In addition, this extension of the WestTX system is expected to accelerate APL’s need to install additional processing capacity, potentially by the end of 2015.

In the Woodford Shale in Southern Oklahoma, activity behind both the Velma and Arkoma systems continues to increase, namely from the emerging South Central Oklahoma Oil Province (SCOOP) play, which has attracted significant producer interest. APL has entered into fixed fee arrangements with some of these producers and, as a result, intends to add gathering infrastructure at an expected cost of $40 million to facilitate this anticipated growth. The Velma system’s processing capacity today is fully utilized, and APL intends to provide capacity for the incremental SCOOP production by laying approximately 55 miles of pipeline between the Velma system and the Arkoma system. The Arkoma system is nearly fully utilized today, but will expand by an additional 120 million cubic feet per day (Mmcfd) upon installation of the Stonewall plant, expected in the first quarter of 2014. The Stonewall plant is expandable to 200 Mmcfd with minimal capital outlay.

Arc Logistics Partners LP Initial Public Offering

On November 6, 2013, Arc Logistics Partners, LP (ARCX), a master limited partnership which is involved in terminalling, storage, throughput and transloading of crude oil and petroleum products, began trading publicly on the New York Stock Exchange under the ticker symbol “ARCX”. ARCX’s cash flows are primarily fee-based under multi-year contracts, and their assets are located on the East Coast, Gulf Coast and Midwest regions of the U.S. Lightfoot Capital Partners, LP (“Lightfoot”), a private partnership, owns and controls the general partner of ARCX. Atlas Energy owns an approximate 16% interest in Lightfoot’s general partner, as well as an approximate 12% limited partner interest in Lightfoot. Atlas Energy expects to benefit from its interest in Lightfoot’s general partner as ARCX’s operations grow and distributions to unitholders increase in the future.

Atlas Resource Third Quarter 2013 Highlights

ARP’s average net daily production for the third quarter 2013 was approximately 261.4 million cubic feet of natural gas equivalents per day (“Mmcfed”), an increase of approximately 96% from the second quarter 2013. The increase in net production from the second quarter 2013 was due primarily to the recently acquired producing assets from EP Energy in July 2013, located in the Raton Basin (New Mexico), Black Warrior Basin (Alabama) and County Line region (Wyoming). Production also increased from additional wells connected in the third quarter in several of ARP’s key operating areas, including the Marcellus Shale, Utica Shale, Marble Falls and Mississippi Lime.

ATLS owns 100% of the general partner Class A units and the incentive distribution rights, and a 37% limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the ARP third quarter 2013 earnings release for additional details on its financial results.

Atlas Pipeline Third Quarter 2013 Highlights

During the third quarter 2013, APL increased inlet volumes on its gathering and processing systems in the Mid Continent. APL processed an average of over 1.37 billion cubic feet per day (“Bcfd”) of natural gas in the third quarter 2013 amongst its WestOK, WestTX, Velma, Arkoma and SouthTX systems, approximately 10% higher than the second quarter 2013 and 78% higher than the prior year comparable quarter’s volumes. APL attained record high volumes with over 120,000 barrels per day (“bpd”) of natural gas liquids generated from its five processing systems in highly prolific oil & gas basins, which primarily reside in Oklahoma and Texas.

ATLS owns a 2.0% general partner interest, all of the incentive distribution rights, and a 6.2% common limited partner interest in APL. ATLS’ financial results are presented on a consolidated basis with those of APL. Non-controlling interests in APL are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the APL third quarter 2013 earnings release for additional details on its financial results.

Hedge Positions

In connection with its acquisition of the natural gas proved reserves in the Arkoma Basin (“Arkoma Assets”), ATLS entered into direct natural gas hedge positions for a substantial portion of its production through 2018. A summary of ATLS’s derivative positions as of November 7, 2013 is provided in the financial tables of this release.

Corporate Expenses

•	Cash general and administrative expense, excluding amounts attributable to APL and ARP, was $1.7 million for the third quarter 2013, $0.4 million lower than the second quarter 2013. The decrease from second quarter 2013 was due primarily to a decrease in seasonal corporate expenses incurred during the second quarter, including audit and tax services. Please refer to the consolidating statements of operations provided in the financial tables of this release.

•	Cash interest expense was $2.9 million for the third quarter 2013, an increase of $2.5 million compared to the second quarter 2013. The increase in interest expense is due primarily to entering into a $240 million term loan credit facility in July 2013, which was used to fund the acquisition of the Arkoma assets from EP Energy and the purchase of the Class C convertible preferred units from ARP. As of September 30, 2013, ATLS had $240 million of total debt, with no borrowings outstanding under its $50 million revolving credit facility, and a cash position of approximately $18 million.

* * *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, L.P.’s third quarter 2013 results on Friday, November 8, 2013 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 11:00 a.m. ET on November 8, 2013 by dialing 888-286-8010, passcode: 71563674.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 37% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 6% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 12,000 producing natural gas and oil wells, located primarily in Appalachia, the Barnett Shale (TX), the Raton Basin (NM) and Black Warrior Basin (AL). ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In Oklahoma, southern Kansas, northern and western Texas, and Tennessee, APL owns and operates 14 active gas processing plants, 18 gas treating facilities, as well as approximately 10,600 miles of active intrastate gas gathering pipeline. APL also has a 20% interest in West Texas LPG Pipeline Limited Partnership, which is operated by Chevron Corporation. For more information, visit the Partnership’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource and production potential, planned expansions of capacity and other capital expenditures, distribution amounts, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ability to realize the benefits of its acquisition; changes in commodity prices and hedge positions; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’, ARP’s and APL’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Gas and oil production	$83,032	$24,699	$176,190	$61,323
Well construction and completion	10,964	36,317	92,293	92,277
Gathering and processing	582,961	297,868	1,538,970	859,429
Administration and oversight	4,447	4,440	8,923	8,586
Well services	5,023	5,086	14,703	15,344
Gain (loss) on mark-to-market derivatives(1)	(24,517)	(18,907)	(9,493)	36,905
Other, net	(11,921)	5,270	(5,700)	8,575

Total revenues	649,989	354,773	1,815,886	1,082,439

Costs and expenses:
Gas and oil production	30,586	7,295	64,837	16,247
Well construction and completion	9,534	31,581	80,255	79,882
Gathering and processing	492,691	245,074	1,298,300	710,470
Well services	2,386	2,232	7,009	7,076
General and administrative	61,914	33,991	156,446	108,846
Chevron transaction expense	—	7,670	—	7,670
Depreciation, depletion and amortization	94,067	37,079	214,313	99,563

Total costs and expenses	691,178	364,922	1,821,160	1,029,754

Operating income (loss)	(41,189)	(10,149)	(5,274)	52,685
Gain (loss) on asset sales and disposal	(661)	2	(3,554)	(7,019)
Interest expense	(38,513)	(11,245)	(91,854)	(30,630)
Loss on early extinguishment of debt	—	—	(26,601)	—

Net income (loss) before tax	(80,363)	(21,392)	(127,283)	15,036
Income tax benefit	817	—	854	—

Net income (loss)	(79,546)	(21,392)	(126,429)	15,036
Loss (income) attributable to non-controlling interests	52,022	9,982	78,062	(52,574)

Net loss attributable to common limited partners	$(27,524)	$(11,410)	$(48,367)	$(37,538)

Net loss attributable to common limited partners per unit:
Basic and Diluted	$(0.54)	$(0.22)	$(0.94)	$(0.73)
Weighted average common limited partner units outstanding:
Basic and Diluted	51,390	51,335	51,380	51,316

(1)	Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of ATLS’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of ATLS.

ATLAS ENERGY, L.P.

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$29,498	$36,780
Accounts receivable	289,817	196,249
Current portion of derivative asset	25,733	35,351
Subscriptions receivable	13,900	55,357
Prepaid expenses and other	85,421	45,255

Total current assets	444,369	368,992
Property, plant and equipment, net	4,958,551	3,502,609
Intangible assets, net	547,014	200,680
Investment in joint venture	238,221	86,002
Goodwill, net	535,721	351,069
Long-term derivative asset	37,504	16,840
Long-term derivative receivable from Drilling Partnerships	182	—
Other assets, net	123,529	71,002

	$6,885,091	$4,597,194

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$3,010	$10,835
Accounts payable	147,114	119,028
Liabilities associated with drilling contracts	—	67,293
Accrued producer liabilities	161,808	109,725
Current portion of derivative liability	1,461	—
Current portion of derivative payable to Drilling Partnerships	4,932	11,293
Accrued interest	39,472	11,556
Accrued well drilling and completion costs	47,149	47,637
Accrued liabilities	126,124	103,291

Total current liabilities	531,070	480,658
Long-term debt, less current portion	2,840,921	1,529,508
Long-term derivative liability	—	888
Long-term derivative payable to Drilling Partnerships	—	2,429
Deferred income taxes, net	34,696	30,258
Asset retirement obligations and other	97,650	73,605
Commitments and contingencies
Partners’ Capital:
Common limited partners’ interests	405,285	456,171
Accumulated other comprehensive income	19,941	9,699

	425,226	465,870
Non-controlling interests	2,955,528	2,013,978

Total partners’ capital	3,380,754	2,479,848

	$6,885,091	$4,597,194

ATLAS ENERGY, L.P.

Financial and Operating Highlights

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net loss attributable to common limited partners per unit—basic	$(0.54)	$(0.22)	$(0.94)	$(0.73)
Cash distributions paid per unit(1)	$0.46	$0.27	$1.21	$0.78
Production volume: (2)(3)
ATLAS ENERGY:
Natural gas (Mcfd)	8,250	—	2,780	—
Oil (Bpd)	—	—	—	—
Natural gas liquids (Bpd)	—	—	—	—

Total (Mcfed)	8,250	—	2,780	—

ATLAS RESOURCES:
Natural gas (Mcfd)	191,020	88,208	134,945	60,531
Oil (Bpd)	1,517	277	1,301	291
Natural gas liquids (Bpd)	3,734	1,067	3,441	652

Total (Mcfed)	222,529	96,275	163,397	66,189

TOTAL:
Natural gas (Mcfd)	199,270	88,208	137,725	60,531
Oil (Bpd)	1,517	277	1,301	291
Natural gas liquids (Bpd)	3,734	1,067	3,441	652

Total (Mcfed)	230,779	96,275	166,178	66,189

Average sales prices:(3)
Natural gas (per Mcf) (4)	$3.46	$3.01	$3.39	$3.42
Oil (per Bbl)(5)	$93.07	$87.86	$91.19	$95.70
Natural gas liquids (per gallon)	$0.69	$0.61	$0.67	$0.79
Production costs:(3)(6)
ATLAS ENERGY:
Lease operating expenses per Mcfe	$0.77	$—	$0.77	$—
Production taxes per Mcfe	0.21	—	0.21	—
Transportation and compression expenses per Mcfe	0.56	—	0.56	—

Total production costs per Mcfe	$1.54	$—	$1.54	$—

ATLAS RESOURCES:
Lease operating expenses per Mcfe	$1.15	$0.75	$1.12	$0.80
Production taxes per Mcfe	0.11	0.13	0.17	0.12
Transportation and compression expenses per Mcfe	0.24	0.25	0.22	0.27

Total production costs per Mcfe	$1.50	$1.13	$1.51	$1.19

TOTAL:
Lease operating expenses per Mcfe	$1.13	$0.75	$1.11	$0.80
Production taxes per Mcfe	0.11	0.13	0.17	0.12
Transportation and compression expenses per Mcfe	0.25	0.25	0.22	0.27

Total production costs per Mcfe	$1.50	$1.13	$1.51	$1.19

ATLAS PIPELINE:
Production volume:(3)
Gathered gas volume(Mcfd)	1,484,071	860,026	1,412,616	780,426
Processed gas volume (Mcfd)	1,372,388	768,988	1,247,676	696,445
Residue gas volume (Mcfd)	1,160,608	658,846	1,091,665	579,771
NGL volume (Bpd)	120,126	56,363	113,292	59,557
Condensate volume (Bpd)	4,906	3,756	4,371	3,417
Average sales prices:(3)
Natural gas (per Mcf)	$3.34	$2.60	$3.46	$2.39
Condensate (per Bbl)	$101.48	$86.65	$92.82	$90.07
Natural gas liquids (per gallon)	$0.92	$0.87	$0.87	$0.90

(1)	Represents the cash distributions declared per limited partner unit for the respective period and paid by ATLS within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(2)	Production quantities consist of the sum of (i) the proportionate share of production from wells in which ATLS and ARP have a direct interest, based on the proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.
(3)	“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.
(4)	Average sales price for natural gas before the effects of financial hedging was $3.21 per Mcf and $2.46 per Mcf for the three months ended September 30, 2013 and 2012, respectively, and $3.20 per Mcf and $2.60 per Mcf for the nine months ended September 30, 2013 and 2012, respectively. These amounts exclude the impact of subordination of ARP’s production revenues to investor partners within its investor partnerships. Including the effects of this subordination, average natural gas sales prices were $3.28 per Mcf ($3.02 per Mcf before the effects of financial hedging) and $2.46 per Mcf ($1.91 per Mcf before the effects of financial hedging) for the three months ended September 30, 2013 and 2012, respectively, and $3.12 per Mcf ($2.93 per Mcf before the effects of financial hedging) and $2.88 per Mcf ($2.07 per Mcf before the effects of financial hedging) for the nine months ended September 30, 2013 and 2012, respectively.
(5)	Average sales price for oil before the effects of financial hedging was $104.03 per barrel and $84.30 per barrel for the three months ended September 30, 2013 and 2012, respectively, and $96.50 per barrel and $93.38 per barrel for the nine months ended September 30, 2013 and 2012, respectively.
(6)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, production overhead and transportation and compression expenses. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, total lease operating expenses per Mcfe were $1.08 per Mcfe ($1.44 per Mcfe for total production costs) and $0.44 per Mcfe ($0.82 per Mcfe for total production costs) for the three months ended September 30, 2013 and 2012, respectively, and $1.03 per Mcfe ($1.43 per Mcfe for total production costs) and $0.50 per Mcfe ($0.90 per Mcfe for total production costs) for the nine months ended September 30, 2013 and 2012, respectively.

ATLAS ENERGY, L.P.

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Reconciliation of net loss to non-GAAP measures(1):
Net income (loss)	$(79,546)	$(21,392)	$(126,429)	$15,036
E&P Operations EBITDA prior to spinoff on March 5, 2012(2)	—	—	—	9,111
Atlas Resource net loss attributable to ATLS common limited partners	13,317	6,845	19,766	23,444
Atlas Resource cash distributions earned by ATLS(3)	16,282	9,363	41,123	20,590
Atlas Pipeline net income attributable to ATLS common limited partners	(78)	(392)	(3,613)	(12,842)
Atlas Pipeline cash distributions earned by ATLS(3)	9,580	5,689	26,395	16,570
Non-recurring spinoff and acquisition costs	3,331	—	4,488	8,370
Amortization of deferred finance costs	519	50	665	179
Depreciation, depletion and amortization	1,331	—	1,331	—
Non-cash stock compensation expense	6,370	4,327	17,724	13,626
Maintenance capital expenditures(4)	(200)	—	(200)	(1,231)
Other non-cash adjustments	(2,348)	(357)	(2,099)	(419)
Amortization of premiums paid on swaption derivative contracts associated with asset acquisition(5)	2,060	—	2,287	—
Loss(income) attributable to non-controlling interests	52,022	9,982	78,062	(52,574)

Distributable Cash Flow(1)	$22,640	$14,115	$59,500	$39,860

Supplemental Adjusted EBITDA and Distributable Cash Flow Summary:
Atlas Resource Cash Distributions Earned(3):
Limited Partner Units	$13,839	$9,013	$35,850	$19,913
Class A Units (2%)	766	350	1,961	677
Incentive Distribution Rights	1,677	—	3,312	—

Total Atlas Resource Cash Distributions Earned(3)	16,282	9,363	41,123	20,590

per limited partner unit	$0.56	$0.43	$1.61	$0.95
Atlas Pipeline Cash Distributions Earned(3):
Limited Partner Units	3,567	3,280	10,530	9,724
General Partner 2% Interest	1,100	664	3,155	1,961
Incentive Distribution Rights	4,913	1,745	12,710	4,885

Total Atlas Pipeline Cash Distributions Earned(3)	9,580	5,689	26,395	16,570

per limited partner unit	$0.62	$0.57	$1.83	$1.69
Total Cash Distributions Earned	25,862	15,052	67,518	37,160
Production Margin	1,533	—	1,533	—
E&P Operations Adjusted EBITDA prior to spinoff on March 5, 2012(2)	—	—	—	9,111
Cash general and administrative expenses(6)	(1,658)	(1,394)	(6,651)	(5,910)
Other, net	2	537	730	983

Adjusted EBITDA(1)	25,739	14,195	63,130	41,344
Cash interest expense(7)	(2,899)	(80)	(3,430)	(253)
Maintenance capital expenditures(4)	(200)	—	(200)	(1,231)

Distributable Cash Flow(1)	$22,640	$14,115	$59,500	$39,860

Discretionary adjustments considered by the Board of Directors of the General Partner in the determination of quarterly cash distributions:
Net cash from acquisitions from the effective date through closing date(8)	381	—	1,851	—

Distributable Cash Flow with discretionary adjustments by the Board of Directors of the General Partner(9)	$23,021	$14,115	$61,351	$39,860

Distributions Paid(10)	$23,644	$13,866	$62,179	$39,527
per limited partner unit	$0.46	$0.27	$1.21	$0.77
Excess (shortfall) of distributable cash flow with discretionary adjustments by the Board of Directors of the General Partner after distributions to unitholders(11)	$(623)	$249	$(828)	$333

(1)	Although not prescribed under GAAP (generally accepted accounting principles), ATLS’ management believes the presentation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (“DCF”) is relevant and useful because it helps ATLS’ investors understand its operating performance, allows for easier comparison of its results with other master limited partnerships (“MLP”), and is a critical component in the determination of quarterly cash distributions. As a MLP, ATLS is required to distribute 100% of available cash, as defined in its limited partnership agreement (“Available Cash”) and subject to cash reserves established by its general partner, to investors on a quarterly basis. ATLS refers to Available Cash prior to the establishment of cash reserves as DCF. EBITDA, Adjusted EBITDA and DCF should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. While ATLS’s management believes that its methodology of calculating EBITDA, Adjusted EBITDA and DCF is generally consistent with the common practice of other MLPs, such metrics may not be consistent and, as such, may not be comparable to measures reported by other MLPs, who may use other adjustments related to their specific businesses. EBITDA, Adjusted EBITDA and DCF are supplemental financial measures used by ATLS’ management and by external users of ATLS’ financial statements such as investors, lenders under its credit facilities, research analysts, rating agencies and others to assess its:

•	Operating performance as compared to other publicly traded partnerships and other companies in the upstream and midstream energy sectors, without regard to financing methods, historical cost basis or capital structure;

•	Ability to generate sufficient cash flows to support its distributions to unitholders;

•	Ability to incur and service debt and fund capital expansion;

•	The viability of potential acquisitions and other capital expenditure projects; and

•	Ability to comply with financial covenants in its Amended Credit Facility, which is calculated based upon Adjusted EBITDA.

DCF is determined by calculating EBITDA, adjusting it for non-cash, non-recurring and other items to achieve Adjusted EBITDA, and then deducting cash interest expense and maintenance capital expenditures. ATLS defines EBITDA as net income (loss) plus the following adjustments:

•	Interest expense;

•	Income tax expense;

•	Depreciation, depletion and amortization.

ATLS defines Adjusted EBITDA as EBITDA plus the following adjustments:

•	Cash distributions paid by ARP and APL within 45 days after the end of the respective quarter, based upon their distributable cash flow generated during that quarter;

•	Asset impairments;

•	Acquisition and related costs;

•	Non-cash stock compensation;

•	(Gains) losses on asset disposal;

•	Cash proceeds received from monetization of derivative transactions;

•	Amortization of premiums paid on swaption derivative contracts; and

•	Other items.

ATLS adjusts DCF for non-cash, non-recurring and other items for the sole purpose of evaluating its cash distribution for the quarterly period, with EBITDA and Adjusted EBITDA adjusted in the same manner for consistency. ATLS defines DCF as Adjusted EBITDA less the following adjustments:

•	Cash interest expense; and

•	Maintenance capital expenditures.

(2)	Represents the E&P Operations Adjusted EBITDA generated and maintenance capital expenditures incurred by ATLS on a stand-alone basis prior to the transfer of its E&P assets to ARP on March 5, 2012 for the nine months ended September 30, 2012.
(3)	Represents the cash distribution paid by ARP and APL within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(4)	Oil and gas assets naturally decline in future periods and, as such, ATLS recognizes the estimated capitalized cost of stemming such decline in production margin for the purpose of stabilizing its DCF and cash distributions, which it refers to as maintenance capital expenditures. ATLS calculates the estimate of maintenance capital expenditures by first multiplying its forecasted future full year production margin by its expected aggregate production decline of proved developed producing wells. Maintenance capital expenditures are then the estimated capitalized cost of wells that will generate an estimated first year margin equivalent to the production margin decline, assuming such wells are connected on the first day of the calendar year. ATLS does not incur specific capital expenditures expressly for the purpose of maintaining or increasing production margin, but such amounts are a hypothetical subset of wells it expects to drill in future periods on undeveloped acreage already leased. Estimated capitalized cost of wells included within maintenance capital expenditures are also based upon relevant factors, including utilization of public forward commodity exchange prices, current estimates for regional pricing differentials, estimated labor and material rates and other production costs. Generally, estimates for maintenance capital expenditures in the current year are the sum of the estimate calculated in the prior year plus estimates for the decline in production margin from wells connected during the current year and production acquired through acquisitions. ATLS considers expansion capital expenditures to be any capital expenditure costs expended that are not maintenance capital expenditures – generally, this will include expenditures to increase, rather than maintain, production margin in future periods, as well as land, gathering and processing, and other non-drilling capital expenditures.
(5)	Swaption derivative contracts grant ATLS the option to enter into a swap derivative transaction to hedge future production period sales prices for a stated option period, which generally have a duration of a few months and commences upon entering into the derivative contract, in return for an upfront premium. The amounts included within the reconciliation reflect the amortization of premiums ATLS paid to enter into swaption derivative contracts for certain acquired volumes over the option period. Generally, ATLS enters into swaption derivative contracts to hedge acquired volumes after the announcement of the signed definitive purchase and sale agreement to acquire the oil and gas properties, but before it closes on the transaction, as its senior secured revolving credit agreement does not allow it to hedge production volume until it owns such volumes. ATLS excludes such costs in its determination of DCF, Adjusted EBITDA and cash distributions for the respective period as they are specific to the related transaction.
(6)	Excludes non-cash stock compensation expense and certain non-recurring spinoff costs and acquisition and related costs.
(7)	Excludes non-cash amortization of deferred financing costs.

(8)	These amounts reflect net cash proceeds received from the effective date through the closing date of the EP Energy assets acquired, less estimated and pro forma amounts of maintenance capital expenditures and financing costs. The management of ATLS believes these amounts are critical in its evaluation of Distributable Cash Flow and cash distributions for the period. Under GAAP, such amounts are characterized as purchase price adjustments and are reflected in the net purchase price paid for the acquired assets, rather than reflected as components of net income or loss for the period. For the 3rd quarter 2013, such amounts include net cash generated by the EP Energy assets of $0.8 million for period from July 1, 2013 to July 31, 2013, less pro forma interest expense of $0.3 million and estimated maintenance capital expenditures of $0.1 million. For the nine months ended September 30, 2013, such amounts include pro forma net cash generated by the EP Energy assets of $3.8 million from April 1, 2013 to July 31, 2013, less pro forma interest expense of $1.5 million and estimated maintenance capital expenditures of $0.5 million.
(9)	Including the discretionary adjustments by the Board of Directors of the General Partner in the determination of quarterly cash distributions, Adjusted EBITDA would have been $26.1 million and $14.2 million for the three months ended September 30, 2013 and 2012, respectively, and $65.0 million and $41.3 million for the nine months ended September 30, 2013 and 2012, respectively
(10)	Represents the cash distribution paid within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(11)	ATLS seeks to at least maintain its current cash distribution in future quarterly periods, and expects to only increase such cash distributions when future Distributable Cash Flow amounts allow for it and are expected to be sustained. ATLS’ determination of quarterly cash distributions and its resulting determination of the amount of excess (shortfall) those cash distributions generate in comparison to Distributable Cash Flow are based upon its assessment of numerous factors which affect it, ARP and APL and the cash distributions it receives from these subsidiaries, including but not limited to future commodity price and interest rate movements, variability of operating asset performance, weather effects, and financial leverage. ATLS also considers its historical trailing four quarters of excess or shortfalls and future forecasted excess or shortfalls that its cash distributions generate in comparison to Distributable Cash Flow due to the variability of its Distributable Cash Flow generated each quarter, which could cause it to have more or less excess (shortfalls) generated from quarter to quarter.

ATLAS ENERGY, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	September 30, 2013
	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Consolidated
Total debt	$240,000	$948,279	$1,655,652	$2,843,931
Less: Cash	(17,607)	(1,452)	(10,439)	(29,498)

Total net debt	222,393	946,827	1,645,213	2,814,433
Partners’ capital	425,226	1,169,929	2,314,667	3,380,754	(1)

Total capitalization	$647,619	$2,116,756	$3,959,880	$6,195,187

Ratio of net debt to capitalization	0.34x

(1)	Net of eliminated amounts.

	December 31, 2012
	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Consolidated
Total debt	$9,000	$351,425	$1,179,918	$1,540,343
Less: Cash	(10,194)	(23,188)	(3,398)	(36,780)

Total net debt /(cash)	(1,194)	328,237	1,176,520	1,503,563
Partners’ capital	465,870	862,006	1,606,408	2,479,848	(2)

Total capitalization	$464,676	$1,190,243	$2,782,928	$3,983,411

Ratio of net debt to capitalization	0.00x

(2)	Net of eliminated amounts.

ATLAS ENERGY, L.P.

Hedge Position Summary – Directly-Held E&P Assets

(as of November 7, 2013)

Natural Gas

Fixed Price Swaps	Average
Production Period	Fixed Price	Volumes
Ended December 31,	(per mmbtu)(a)	(mmbtus)(a)
2013(b)	$4.06	750,000
2014	$4.18	2,760,000
2015	$4.30	2,280,000
2016	$4.43	1,440,000
2017	$4.59	1,200,000
2018	$4.80	420,000

(a)	“mmbtu” represents million metric British thermal units.
(b)	Reflects hedges covering the last three months of 2013.

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended September 30, 2013

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$2,700	$80,332	$—	$—	$83,032
Well construction and completion	—	10,964	—	—	10,964
Gathering and processing	—	3,591	579,444	(74)	582,961
Administration and oversight	—	4,447	—	—	4,447
Well services	—	5,023	—	—	5,023
Loss on mark-to-market derivatives	—	—	(24,517)	—	(24,517)
Other, net	290	(13,272)	1,061	—	(11,921)

Total revenues	2,990	91,085	555,988	(74)	649,989

Costs and expenses:
Gas and oil production	1,167	29,419	—	—	30,586
Well construction and completion	—	9,534	—	—	9,534
Gathering and processing	—	4,395	488,370	(74)	492,691
Well services	—	2,386	—	—	2,386
General and administrative	11,359	31,983	18,572	—	61,914
Depreciation, depletion and amortization	1,331	41,656	51,080	—	94,067

Total costs and expenses	13,857	119,373	558,022	(74)	691,178

Operating loss	(10,867)	(28,288)	(2,034)	—	(41,189)
Loss on asset sales and disposal	—	(661)	—	—	(661)
Interest expense	(3,418)	(10,748)	(24,347)	—	(38,513)
Loss on early extinguishment of debt	—	—	—	—	—

Net loss before tax	(14,285)	(39,697)	(26,381)	—	(80,363)
Income tax benefit	—	—	817	—	817

Net loss	(14,285)	(39,697)	(25,564)	—	(79,546)
Loss attributable to non-controlling interests	—	—	(1,514)	53,536	52,022

Net loss attributable to common limited partners	$(14,285)	$(39,697)	$(27,078)	$53,536	$(27,524)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended September 30, 2012

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$24,699	$—	$—	$24,699
Well construction and completion	—	36,317	—	—	36,317
Gathering and processing	—	4,134	293,890	(156)	297,868
Administration and oversight	—	4,440	—	—	4,440
Well services	—	5,086	—	—	5,086
Loss on mark-to-market derivatives	—	—	(18,907)	—	(18,907)
Other, net	894	67	4,309	—	5,270

Total revenues	894	74,743	279,292	(156)	354,773

Costs and expenses:
Gas and oil production	—	7,295	—	—	7,295
Well construction and completion	—	31,581	—	—	31,581
Gathering and processing	—	4,558	240,672	(156)	245,074
Well services	—	2,232	—	—	2,232
General and administrative	5,721	16,147	12,123	—	33,991
Chevron transaction expense	—	7,670	—	—	7,670
Depreciation, depletion and amortization	—	13,918	23,161	—	37,079

Total costs and expenses	5,721	83,401	275,956	(156)	364,922

Operating income (loss)	(4,827)	(8,658)	3,336	—	(10,149)
Gain on asset sales and disposal	—	2	—	—	2
Interest expense	(130)	(1,423)	(9,692)	—	(11,245)

Net loss	(4,957)	(10,079)	(6,356)	—	(21,392)
Loss attributable to non-controlling interests	—	—	(1,511)	11,493	9,982

Net loss attributable to common limited partners	$(4,957)	$(10,079)	$(7,867)	$11,493	$(11,410)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Nine Months Ended September 30, 2013

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$2,700	$173,490	$—	$—	$176,190
Well construction and completion	—	92,293	—	—	92,293
Gathering and processing	—	11,639	1,527,553	(222)	1,538,970
Administration and oversight	—	8,923	—	—	8,923
Well services	—	14,703	—	—	14,703
Loss on mark-to-market derivatives	—	—	(9,493)	—	(9,493)
Other, net	542	(14,589)	8,347	—	(5,700)

Total revenues	3,242	286,459	1,526,407	(222)	1,815,886

Costs and expenses:
Gas and oil production	1,167	63,670	—	—	64,837
Well construction and completion	—	80,255	—	—	80,255
Gathering and processing	—	13,767	1,284,755	(222)	1,298,300
Well services	—	7,009	—	—	7,009
General and administrative	28,863	63,767	63,816	—	156,446
Depreciation, depletion and amortization	1,331	85,061	127,921	—	214,313

Total costs and expenses	31,361	313,529	1,476,492	(222)	1,821,160

Operating income (loss)	(28,119)	(27,070)	49,915	—	(5,274)
Loss on asset sales and disposal	—	(2,035)	(1,519)	—	(3,554)
Interest expense	(4,095)	(22,145)	(65,614)	—	(91,854)
Loss on early extinguishment of debt	—	—	(26,601)	—	(26,601)

Net loss before tax	(32,214)	(51,250)	(43,819)	—	(127,283)
Income tax benefit	—	—	854	—	854

Net loss	(32,214)	(51,250)	(42,965)	—	(126,429)
Loss attributable to non-controlling interests	—	—	(4,693)	82,755	78,062

Net loss attributable to common limited partners	$(32,214)	$(51,250)	$(47,658)	$82,755	$(48,367)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Nine Months Ended September 30, 2012

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$61,323	$—	$—	$61,323
Well construction and completion	—	92,277	—	—	92,277
Gathering and processing	—	10,311	849,475	(357)	859,429
Administration and oversight	—	8,586	—	—	8,586
Well services	—	15,344	—	—	15,344
Gain on mark-to-market derivatives	—	—	36,905	—	36,905
Other, net	1,402	(4,952)	12,125	—	8,575

Total revenues	1,402	182,889	898,505	(357)	1,082,439

Costs and expenses:
Gas and oil production	—	16,247	—	—	16,247
Well construction and completion	—	79,882	—	—	79,882
Gathering and processing	—	13,185	697,642	(357)	710,470
Well services	—	7,076	—	—	7,076
General and administrative	27,906	48,427	32,513	—	108,846
Chevron transaction expense	—	7,670	—	—	7,670
Depreciation, depletion and amortization	—	33,848	65,715	—	99,563

Total costs and expenses	27,906	206,335	795,870	(357)	1,029,754

Operating income (loss)	(26,504)	(23,446)	102,635	—	52,685
Loss on asset sales and disposal	—	(7,019)	—	—	(7,019)
Interest expense	(432)	(2,529)	(27,669)	—	(30,630)

Net income (loss)	(26,936)	(32,994)	74,966	—	15,036
Income attributable to non-controlling interests	—	—	(4,108)	(48,466)	(52,574)

Net income (loss) attributable to common limited partners	$(26,936)	$(32,994)	$70,858	$(48,466)	$(37,538)

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

September 30, 2013

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$17,607	$1,452	$10,439	$—	$29,498
Accounts receivable	980	59,669	229,168	—	289,817
Receivable from (advances from) affiliates	28,164	(23,559)	(4,605)	—	—
Current portion of derivative asset	1,082	19,474	5,177	—	25,733
Subscriptions receivable	—	13,900	—	—	13,900
Prepaid expenses and other	370	11,610	73,441	—	85,421

Total current assets	48,203	82,546	313,620	—	444,369
Property, plant and equipment, net	67,436	2,175,754	2,715,361	—	4,958,551
Intangible assets, net	—	1,059	545,955	—	547,014
Investment in joint venture	—	—	238,221	—	238,221
Goodwill, net	—	31,784	503,937	—	535,721
Long-term derivative asset	1,546	28,500	7,458	—	37,504
Long-term derivative receivable from Drilling Partnerships	—	182	—	—	182
Investment in subsidiaries	529,068	—	—	(529,068)	—
Other assets, net	35,623	43,468	44,438	—	123,529

	$681,876	$2,363,293	$4,368,990	$(529,068)	$6,885,091

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$2,400	$—	$610	$—	$3,010
Accounts payable	269	74,686	72,159	—	147,114
Accrued producer liabilities	—	—	161,808	—	161,808
Current portion of derivative liability	—	318	1,143	—	1,461
Current portion of derivative payable to Drilling Partnerships	—	4,932	—	—	4,932
Accrued interest	43	8,822	30,607	—	39,472
Accrued well drilling and completion costs	—	47,149	—	—	47,149
Accrued liabilities	10,224	25,051	90,849	—	126,124

Total current liabilities	12,936	160,958	357,176	—	531,070
Long-term debt, less current portion	237,600	948,279	1,655,042	—	2,840,921
Deferred income taxes, net	—	—	34,696	—	34,696
Asset retirement obligations and other	6,114	84,127	7,409	—	97,650
Partners’ Capital:
Common limited partners’ interests	405,285	1,119,691	2,266,505	(3,386,196)	405,285
Accumulated other comprehensive income	19,941	50,238	—	(50,238)	19,941

	425,226	1,169,929	2,266,505	(3,436,434)	425,226
Non-controlling interests	—	—	48,162	2,907,366	2,955,528

Total partners’ capital	425,226	1,169,929	2,314,667	(529,068)	3,380,754

	$681,876	$2,363,293	$4,368,990	$(529,068)	$6,885,091

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2012

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$10,194	$23,188	$3,398	$—	$36,780
Accounts receivable	5	38,718	157,526	—	196,249
Receivable from (advances from) affiliates	11,353	(5,853)	(5,500)	—	—
Current portion of derivative asset	—	12,274	23,077	—	35,351
Subscriptions receivable	—	55,357	—	—	55,357
Prepaid expenses and other	118	9,063	36,074	—	45,255

Total current assets	21,670	132,747	214,575	—	368,992
Property, plant and equipment, net	—	1,302,228	2,200,381	—	3,502,609
Goodwill and intangible assets, net	—	33,104	518,645	—	551,749
Long-term derivative asset	—	8,898	7,942	—	16,840
Investment in joint venture	—	—	86,002	—	86,002
Investment in subsidiaries	454,436	—	—	(454,436)	—
Other assets, net	22,287	16,122	32,593	—	71,002

	$498,393	$1,493,099	$3,060,138	$(454,436)	$4,597,194

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$—	$—	$10,835	$—	$10,835
Accounts payable	171	59,549	59,308	—	119,028
Liabilities associated with drilling contracts	—	67,293	—	—	67,293
Accrued producer liabilities	—	—	109,725	—	109,725
Current portion of derivative payable to Drilling Partnerships	—	11,293	—	—	11,293
Accrued interest	4	1,153	10,399	—	11,556
Accrued well drilling and completion costs	—	47,637	—	—	47,637
Accrued liabilities	21,304	24,235	57,752	—	103,291

Total current liabilities	21,479	211,160	248,019	—	480,658
Long-term debt, less current portion	9,000	351,425	1,169,083	—	1,529,508
Long-term derivative liability	—	888	—	—	888
Long-term derivative payable to Drilling Partnerships	—	2,429	—	—	2,429
Deferred income taxes, net	—	—	30,258	—	30,258
Asset retirement obligations and other	2,044	65,191	6,370	—	73,605
Partners’ Capital:
Common limited partners’ interests	456,171	840,437	1,539,177	(2,379,614)	456,171
Accumulated other comprehensive income	9,699	21,569	—	(21,569)	9,699

	465,870	862,006	1,539,177	(2,401,183)	465,870
Non-controlling interests	—	—	67,231	1,946,747	2,013,978

Total partners’ capital	465,870	862,006	1,606,408	(454,436)	2,479,848

	$498,393	$1,493,099	$3,060,138	$(454,436)	$4,597,194

ATLAS ENERGY, L.P.

Ownership Interests Summary

Atlas Energy Ownership Interests as of September 30, 2013:	Amount	Overall Ownership Interest Percentage
ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	31.3%
Preferred units	3,749,986	5.6%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		38.9%

ATLAS PIPELINE:
General partner interest	100%	2.0%
Common units	5,754,253	6.2%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Pipeline		8.2%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.1%